Exhibit 3.3
                           ARTICLES OF INCORPORATION,
                                  AS AMENDED OF
                          UNIVERSAL MONEY CENTERS, INC.
                          ____________________________

     I, the undersigned, being the President of the Corporation and a natural person of the age of eighteen (18) years or more, for the purpose of the Corporations - Articles of Incorporation under the General and Business Corporation Law of Missouri, do hereby adopt the following Restated Articles of Incorporation.

                                    ARTICLE I
                                    _________

     The name of the Corporation is Universal Money Centers, Inc.

                                   ARTICLE II
                                   __________

     The address of its initial  registered  office in the State Missouri is 222
E. Dunklin Street, Jefferson City, Missouri 65101; and the name of its initial registered agent at such address is Corporation Service Company.

                                   ARTICLE III
                                   ___________

     The aggregate number of shares which the Corporation shall have authority to issue shall be forty million (40,000,000) common shares of the par value of one cent ($0.01) per share, amounting in the aggregate to Four Hundred Thousand and No/100 Dollars ($400,000.00), and there shall be no preferences, qualifications, limitations or restrictions whatsoever, nor any special or relative rights in respect to the shares, except as provided in the Articles.

                               Reverse Stock Split
                               ___________________

          At the close of business on the effective date of the amendment adding this paragraph to Article III ("Effective Date"), each twenty
     (20) outstanding shares of the Corporation's Common Stock, $.01 par value per share, held of record as of the close of business on the Effective Date shall be and hereby are automatically reclassified and converted, without further action, into one (1) share of the
     Corporation's Common Stock, $.01 par value per share. No scrip or fractions of shares shall be issued as a result of this amendment to
     Article III. In lieu of receiving fractions of shares, each shareholder of record otherwise entitled to receive fractions of shares of Common Stock as a result of this amendment to Article III shall be entitled to receive one whole share of Common Stock. This amendment to Article III shall not affect the number of authorized shares of Common Stock or the par value per share of the Common Stock.

                                   ARTICLE IV
                                   __________

     The name and residence of the incorporator is Larry G. Schulz, 10312 NE Reinking Road, Kansas City, Missouri 64156.

                                    ARTICLE V
                                    _________

     The number of Directors to constitute the First Board of Directors and to be elected at the meeting of' the Incorporators shall be ten (10). The number of Directors to constitute the Board of Directors thereafter shall be determined by or in the manner provided in the By-Laws of the Corporation, except that the number of Directors to constitute the Board of Directors shall not be decreased to less than three (3) nor more than twenty-one (21), and further provided that any change in the number of Directors to constitute the Board of Directors shall be reported in writing to the Secretary of State within thirty (30) calendar days of the change.

                                   ARTICLE VI
                                   __________

     The duration of the Corporation is perpetual.

                                   ARTICLE VII
                                   ___________

The Corporation is formed for the following purposes:

     A. To engage in the business of buying, selling, leasing and servicing automated teller machines and related products and services.

     B. To buy, utilize, lease, rent, import, expert, franchise, operate, manufacture, produce, design, prepare, assemble, fabricate, improve, develop, sell, lease, mortgage, pledge, hypothecate, distribute and otherwise deal in, at wholesale, retail or otherwise, and as principal, agent or otherwise, all commodities, goods, wares, merchandise, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind, without limitation as to description, location or amount.

     C. To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant franchises or licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of:

          (1) Any and all inventions, devices, methods, processes and formulae and any improvements and modifications thereof;

          (2) Any and all  letters  patent of the United  States or of any other
     country,   state  or  locality,  and  all  rights  connected  therewith  or appertaining thereto;

          (3) Any and all copyrights, granted by the United States or any other country, state or locality; and

          (4) Any and all trademarks, tradenames, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state or locality; and to conduct and carry on its business in any or all of its various branches under any trade name or trade names.

     D.  To   engage   in,   carry  on  and   conduct   research,   experiments,
investigations, analyses, studies and laboratory work, for the purpose of discovering new products or to improve products or services.

     E. To buy, lease, rent or otherwise acquire, own, hold, use, divide, partition, develop, improve, operate and sell, lease, mortgage or otherwise dispose of, deal in and turn to account, real estate, leaseholds and any and all interests or estates appertaining thereto.

     F. To enter into any lawful contract or contracts with persons, firms, corporations, other entities, governments or any agencies or subdivision thereof, including guaranteeing the performance of any contract or any obligation of any person, firm, corporation or other entity.

     G. To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate or persons whatsoever, deemed to be of benefit to the Corporation, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the Corporation.

     H. To invest, lend and deal with monies of the Corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the Corporation, by subscription or otherwise, and to invest in, to hold for investment or for any other purpose, and to use, sell, pledge, or otherwise dispose of, and in general to deal in any interest concerning, or enter into any transaction with respect to (including "long" and "short" sales of), any stocks, bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality, corporation, association, or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, pointers and privileges of ownership including, among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

     I. To borrow or raise money for any purpose of the Corporation and to secure any loan, indebtedness or obligation of the Corporation and the interest accruing thereon, and for that or any other purpose, to mortgage, pledge, hypothecate or change all or any part of the present or hereafter acquired property, rights and franchises of the Corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

     J. To do any or all of the things hereinabove enumerated, alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

     K. To have one or more offices, to conduct its business, carry on its operations and promote its objectives within and without the State of Missouri, in other states, the District of Columbia, the territories, colonies and dependencies of the United States, in foreign countries and anywhere in the world, without restriction as to place, manner or amount, but subject to the laws applicable thereto; and to do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, either alone or in company with others.

     L. In general, to carry on any other business in correction with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the Corporation, as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of general and business corporations organized for profit thereunder; provided, however, that the Corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

     M. It is intended that each of the purposes and powers specified in each of the paragraphs of this ARTICLE VII shall be in no way limited or restricted by reference to or inference from the terms of any other paragraph, but that the purposes and powers specified in each of the paragraphs of this ARTICLE VII shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this ARTICLE VII shall not be construed to restrict in any manner the general purposes and powers of this Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes and powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this Corporation has power to exercise, whether expressly by the laws of the State of Missouri, now or hereafter in effect, or implied by any reasonable construction of such laws.

                                  ARTICLE VIII
                                  ____________

     The Board of Directors shall have the power to make, and from time to time repeal, amend and alter the By-Laws of the Corporation; provided, however, that the paramount power to repeal, amend and alter the By-Laws or to adopt new By-laws shall always be vested in the Shareholders, which power may be exercised by a vote of a majority thereof present at any annual or special meeting of the Shareholders and the Directors thereafter shall have no power to suspend, repeal, amend or otherwise alter any By-laws or portion thereof so enacted by the Shareholders, unless the Shareholders in enacting such By-Laws or portion thereof shall otherwise provide. Notwithstanding the foregoing, if the Shareholders adopt any provision in the By-laws which contains restrictions on the transferability of shares, such provision must be unanimously approved by all Shareholders of the Corporation and any amendment or repeal thereof must be authorized by unanimous vote of all Shareholders at any annual or special meeting of the Shareholders.

                                   ARTICLE IX
                                   __________

     A. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal sanction or proceeding, had reasonable cause to believe that his conduct was unlawful.

     B. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C. To extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B of this Section, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

     D. Any indemnification under subsections A and of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who wee not parties to the action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the Shareholders or the corporation.

     E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall untimely be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     F. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of Shareholders or disinterested Directors or others, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     G. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

                                   ARTICLE X
                                   _________

     The preemptive right of a holder of common shares of this Corporation is hereby denied and no such shareholder shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of shares of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into shares of any class; and all such additional shares, bonds, debentures, or other securities convertible into shares may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable. These provisions shall be stated or summarized upon each certificate of stock issued by this Corporation.